Exhibit 10.1 Execution Copy SETTLEMENT AGREEMENT AND RELEASE This SETTLEMENT AGREEMENT AND RELEASE (this “Agreement”) is entered into by and between GEORGIA POWER COMPANY, a corporation organized and existing under the laws of the State of Georgia (“Georgia Power”) and OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION), an electric membership corporation organized and existing under the laws of the State of Georgia (“Oglethorpe”) (each a “Party” and collectively, the “Parties”), as of the 5th day of October, 2023 (the “Effective Date”). RECITALS WHEREAS, Georgia Power, Oglethorpe, the Municipal Electric Authority of Georgia, a public body corporate and politic and an instrumentality of the State of Georgia (“MEAG”), MEAG SPVJ, LLC, MEAG SPVM, LLC, and MEAG SPVP, LLC, each a Georgia limited liability company (collectively, the “MEAG SPVs”), and the City of Dalton, Georgia, an incorporated municipality in the State of Georgia acting by and through its Board of Water, Light and Sinking Fund Commissioners d/b/a Dalton Utilities (“Dalton” and, together with Georgia Power, Oglethorpe, MEAG, and the MEAG SPVs, the “Co-Owners”) have entered into certain agreements (collectively, the “Additional Units Agreements”) in connection with the development, construction, licensing, startup, operation, maintenance, and decommissioning of two new nuclear generating units at the Vogtle Electric Generating Plant in Burke County, Georgia (the “Additional Units”), including without limitation the Ownership Participation Agreement and the Operating Agreement (each, as defined below). WHEREAS, Georgia Power and Oglethorpe have disputes regarding, among other things, the interpretation of Section 7.11 of the Ownership Participation Agreement, which was added by the Global Amendments (defined below), and their respective rights and obligations thereunder. WHEREAS, Georgia Power and Oglethorpe are parties to litigation pending in the Business Case Division of the Superior Court of Fulton County, Georgia, captioned Oglethorpe Power Corporation and City of Dalton, Georgia, a Municipal Corporation acting by and through its Board of Water, Light, and Sinking Fund Commissioners for the City of Dalton D/B/A Dalton Utilities, Plaintiff-Intervenor v. Georgia Power Company, Case No. 2022CV366418 (the “Litigation”), by which the Parties have submitted claims to the court regarding, among other things, the proper interpretation of Section 7.11 of the Ownership Participation Agreement and the Parties’ respective rights and obligations under Section 7.11 of that agreement. WHEREAS, the Parties desire to resolve their disputes that are the subject of the Litigation in order to avoid the time, expense, and uncertainties of further litigation. NOW, THEREFORE, in consideration of the undertakings and mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Georgia Power and Oglethorpe hereby agree as follows:

-2- SECTION 1. DEFINITIONS Unless otherwise specifically provided herein, capitalized terms used but not defined in this Agreement shall have the meanings set forth below or, if not defined below, in the Ownership Participation Agreement. 1.1 “Additional Units” has the meaning set forth in the Recitals above, which for all purposes shall be deemed to be the same meaning as set forth for such term in the Ownership Participation Agreement. 1.2 “Cost-Sharing Bands” means the provisions in Section 7.11(b) of the Ownership Participation Agreement that address Georgia Power’s responsibility for a larger percentage of costs if certain thresholds are met. 1.3 “Global Amendments” means that certain Global Amendments to Vogtle Additional Units Agreements, among Georgia Power, Oglethorpe, MEAG, the MEAG SPVs, and Dalton, dated as of February 18, 2019, as amended, modified or supplemented from time to time, including by the letter agreements, dated October 29, 2021 and June 3, 2022, respectively, in each case among Georgia Power, Oglethorpe, MEAG, and Dalton. 1.4 “Monthly PTC Value” has the meaning set forth in the Operating Agreement. 1.5 “Operating Agreement” means that certain Plant Alvin W. Vogtle Nuclear Units Amended and Restated Operating Agreement, among Georgia Power, Oglethorpe, MEAG, the MEAG SPVs, and Dalton, dated as of April 21, 2006, as amended, modified, or supplemented from time to time, including by the following instruments: (a) Amendment No. 1, dated as of April 8, 2008; (b) Agreement and Amendment No. 2, among the original parties and the MEAG SPVs, dated as of February 20, 2014; and (c) the Global Amendments. 1.6 “Owners’ Continuation Amendment” means that certain Agreement Regarding Additional Participating Party Rights and Amendment No. 3 to Plant Alvin W. Vogtle Additional Units Ownership Participation Agreement and Amendment No. 4 to Plant Vogtle Owners Agreement Authorizing Development, Construction, Licensing and Operation of Additional Generating Units, dated November 2, 2017, among Georgia Power, Oglethorpe, MEAG, the MEAG SPVs, and Dalton, as amended, modified or supplemented from time to time, including by that certain First Amendment, dated August 31, 2018. 1.7 “Ownership Participation Agreement” means that certain Additional Units Ownership Participation Agreement, among Georgia Power, Oglethorpe, MEAG and Dalton, dated as of April 21, 2006, recorded in Burke County, Georgia, as amended, modified or supplemented from time to time, including by the following instruments:

-3- (a) Letter regarding Clarification of Section 4.2(f), dated as of April 5, 2008; (b) Amendment No. 1, dated as of April 8, 2008; (c) Side Letter regarding delivery of Construction Budget, dated as of June 18, 2009; (d) Agreement and Amendment No. 2, among the original parties and the MEAG SPVs, dated as of February 20, 2014; (e) Owners Consent to Assignment and Direct Agreement and Amendment, by and among the parties and PNC Bank, National Association, doing business as Midland Loan Services, a division of PNC Bank, National Association, dated as of February 20, 2014; (f) the Owners’ Continuation Amendment; and (g) the Global Amendments. 1.8 “PTCs” has the meaning set forth in the Operating Agreement. 1.9 “Tender Option” means the option of each of the Co-Owners to tender part of its Ownership Interest to Georgia Power in exchange for Georgia Power assuming all of such Co- Owner’s remaining share of the Cost of Construction, as set forth in Section 7.11(c) of the Ownership Participation Agreement. SECTION 2. SETTLEMENT TERMS 2.1 Cost Sharing. Georgia Power shall pay to Oglethorpe SIXTY-SIX MILLION FOUR HUNDRED EIGHTY-FIVE THOUSAND SIX HUNDRED AND SEVENTEEN DOLLARS ($66,485,617) in immediately available funds (the “Cost-Sharing Payment”) within five (5) business days of the Effective Date. As further illustrated on Appendix A hereto, the amount of the Cost-Sharing Payment represents (i) the remaining amounts due to Oglethorpe pursuant to the Cost-Sharing Bands set forth in Section 7.11(b) of the Ownership Participation Agreement, representing a certain portion of the Cost of Construction that was billed to, paid under protest by, and not previously credited under the Cost-Sharing Bands to, Oglethorpe, together with (ii) Oglethorpe’s financing costs associated with its payment of such portion of the Cost of Construction described in clause (i) above, from the time such payments were made through Oglethorpe’s receipt of the Cost-Sharing Payment (see “Net Total Due” and “OPC Financing Costs” on Appendix A). The Parties hereby acknowledge and agree that Georgia Power has previously credited Oglethorpe THIRTY-SEVEN MILLION FIVE HUNDRED FOURTEEN THOUSAND THREE HUNDRED AND EIGHTY THREE DOLLARS ($37,514,383) for amounts due to Oglethorpe pursuant to the Cost-Sharing Bands and that such amount is not included in the Cost-Sharing Payment (see “Received to Date (through August 2023)” on Appendix A which amount includes Georgia Power’s depository reconciliation invoice for Cost of Construction for the month of August 2023 and associated credit).

-4- 2.2 Increased Pro Rata Share. Notwithstanding anything in the Additional Units Agreements to the contrary, Georgia Power hereby agrees to pay, in addition to its own pro rata share, sixty-six percent (66%) of Oglethorpe’s pro rata share, based on Oglethorpe’s Ownership Interest (i.e., 66% of 30%), of all Cost of Construction (including all Co-Owners’ pro rata shares) that exceed NINETEEN BILLION TWO HUNDRED AND FOUR MILLION DOLLARS ($19,204,000,000) (the “Increased Share Threshold”), whether incurred prior to or subsequent to the Effective Date (the “Increased Pro Rata Share”). In furtherance, and not in limitation, of the foregoing, Georgia Power shall pay to Oglethorpe TWO HUNDRED FORTY-ONE MILLION ONE HUNDRED SIXTY-FOUR THOUSAND DOLLARS ($241,164,000) in immediately available funds (the “Increased Share Arrears Payment”) within five (5) business days of the Effective Date, with the Increased Share Arrears Payment reflecting Georgia Power’s responsibility for the Increased Pro Rata Share of Cost of Construction for the period beginning when the total Cost of Construction incurred initially reached the Increased Share Threshold through Georgia Power’s depository reconciliation invoice for Cost of Construction for the month of August 2023 issued to Oglethorpe in September 2023. For the avoidance of doubt, the Increased Pro Rata Share shall be calculated based on Cost of Construction, not Qualifying Construction Costs, and, accordingly, no adjustment shall be made for COVID or any other Force Majeure Event. Georgia Power’s payment of its Increased Pro Rata Share of the remaining Cost of Construction that would otherwise be Oglethorpe’s responsibility (beyond those represented by the Increased Share Arrears Payment) will be applied to invoices for the Cost of Construction issued by Georgia Power to Oglethorpe (i.e., credited to Oglethorpe) monthly through completion of the Project, beginning with Georgia Power’s invoice for Cost of Construction for the month of September 2023 issued to Oglethorpe. By way of illustration and as further illustrated on Appendix B attached hereto, if the total Cost of Construction at completion of the Project equals Georgia Power’s current estimate of TWENTY BILLION NINE HUNDRED FIFTY THREE MILLION DOLLARS ($20,953,000,000) (the “Estimated Cost to Completion”) (see “Projections at Project Completion—Current Construction Project Budget” on Appendix B), Georgia Power’s total contribution in respect of its Increased Pro Rata Share would equal THREE HUNDRED AND FORTY-SIX MILLION THREE HUNDRED AND TWO THOUSAND DOLLARS ($346,302,000) (see “Projections at Project Completion—Expected GPC Contribution” on Appendix B). TWO HUNDRED FORTY-ONE MILLION ONE HUNDRED SIXTY-FOUR THOUSAND DOLLARS ($241,164,000) of such contribution being paid through the Increased Share Arrears Payment and ONE HUNDRED FIVE MILLION ONE HUNDRED THIRTY- EIGHT THOUSAND DOLLARS ($105,138,000) credited to Oglethorpe in invoices for Cost of Construction as set forth in the preceding paragraph (see “Project to Date Actuals (through August 2023)-GPC Contribution at Signing” and “Net Anticipated Remaining Amount Due from Georgia Power” on Appendix B). For the avoidance of doubt, if the total Cost of Construction through Project completion exceeds the Estimated Cost to Completion, the incremental Cost of Construction for which Georgia Power will be responsible in respect of the Increased Pro Rata Share shall increase proportionally, and if the total Cost of Construction through Project completion is less than the Estimated Cost to Completion, the incremental Cost of Construction

-5- for which Georgia Power will be responsible in respect of the Increased Pro Rata Share shall decrease proportionally. In exchange for the foregoing agreement by Georgia Power to pay the Increased Pro Rata Share (including the Increased Share Arrears Payment), Oglethorpe hereby retracts its exercise of the Tender Option, and the Parties agree that, notwithstanding anything else herein or in the Additional Units Agreements or any notices delivered thereunder to the contrary, none of Oglethorpe’s Ownership Interest will be transferred to Georgia Power pursuant to Section 7.11(c) of the Ownership Participation Agreement, or pursuant to any transfers or conveyances contemplated thereby, and Oglethorpe’s Ownership Interest shall remain thirty percent (30%). For the avoidance of doubt, Oglethorpe will remain responsible for its agreed-upon share, as set forth in the applicable Additional Units Agreements, of all costs related to the Additional Units that do not constitute Cost of Construction. In recognition of its agreement to pay the Increased Pro Rata Share of the remaining Cost of Construction that would otherwise be Oglethorpe’s responsibility, and notwithstanding anything in the Additional Units Agreements to the contrary, Georgia Power hereby agrees not to bill Oglethorpe for, and agrees that Oglethorpe shall not under any circumstances owe, any portion in excess of thirty-four percent (34%) of Oglethorpe’s pro rata share, based on its Ownership Interest (i.e., 34% of 30%), of either (i) the total Cost of Construction incurred above the Increased Share Threshold or (ii) any portion thereof as is being billed to the Co-Owners at any time (e.g., no bill for Cost of Construction incurred above the Increased Share Threshold will reflect Oglethorpe owing more than 34% of its 30% share) (the “Billing Covenants”). Georgia Power hereby acknowledges and agrees that its payment of the Increased Pro Rata Share shall in no way entitle it to any portion of Oglethorpe’s Ownership Interest, pursuant to Section 7.7(c) of the Ownership Participation Agreement or otherwise. Without limiting anything set forth in Section 3.5 below, the Parties hereby agree that no dispute arising solely from Georgia Power’s breach of the Billing Covenants shall constitute a Billing Dispute subject to the procedures set forth in Section 7.9 of the Ownership Participation Agreement. 2.3 PTCs. The Parties acknowledge and agree that Section 4.7 of the Operating Agreement shall be interpreted such that, with respect to any calendar year, Georgia Power will not be obligated to purchase PTCs from Oglethorpe in excess of the amount of PTCs earned in such calendar year as determined under Section 45J of the Internal Revenue Code (and, for the avoidance of doubt, such determination shall be made giving effect to the limitations set forth in Sections 45J(b) and 45J(c), as applicable). The Parties acknowledge and agree that Georgia Power is obligated to purchase one hundred percent (100%) of the PTCs that Oglethorpe elects to sell pursuant to Section 4.7 of the Operating Agreement (taking into account the foregoing sentence), and nothing in this Agreement shall be construed to limit Georgia Power’s obligation to purchase such PTCs (other than as set forth in the foregoing sentence), including in the event that Georgia Power has insufficient federal tax liability in any period to utilize such PTCs or any portion thereof. 2.4 Effectiveness. This Agreement shall become effective as of the Effective Date, and shall, once effective, not be subject to revocation or termination by either Party without the other Party’s agreement in writing, provided that, as set forth below, the releases described in

-6- Section 2.5 shall become effective only upon Oglethorpe’s receipt of both the Cost-Sharing Payment and the Increased Share Arrears Payment in full. 2.5 Mutual Releases. The Parties agree, in consideration of the terms, mutual covenants, and promises set forth herein, that effective upon Oglethorpe’s receipt of both the Cost-Sharing Payment and the Increased Share Arrears Payment in full, each Party, for itself and for its successors, agents, assigns, divisions, affiliates, parents, subsidiaries, directors, officers, shareholders, partners, members, employees, and each of them, releases, acquits and forever discharges each other (and their successors, agents, assigns, divisions, affiliates, parents, subsidiaries, directors, officers, shareholders, partners, members, and employees, and each of them) from any and all actions, claims, counterclaims, demands, or requests for relief brought or otherwise asserted by that Party in the Litigation, including claims for attorney’s fees, costs, or damages of any kind. For the avoidance of doubt, nothing herein shall be deemed a release of any claims or counterclaims that were not asserted in the Litigation, whether under the Additional Units Agreements or otherwise relating to the Project, or of any claims to enforce the Parties’ rights or obligations under this Agreement. 2.6 Dismissal with Prejudice. Within three (3) business days after the effectiveness of the releases set forth in Section 2.5, the Parties shall jointly and voluntarily dismiss the Litigation, including all claims and counterclaims, with prejudice. 2.7 Covenants Not to Sue. The Parties covenant and agree not to commence or prosecute any litigation based upon, arising out of, or related to any claims released in this Agreement. Nothing in this Section 2.7 shall in any way limit the ability of the Parties to commence or prosecute litigation to enforce the terms of this Agreement. SECTION 3. MISCELLANEOUS 3.1 Representations and Warranties of Georgia Power. Georgia Power hereby represents and warrants to Oglethorpe that (a) no court approval, Georgia Public Service Commission approval, or other consent by any other person or entity, except those already obtained, is required to authorize its entry into and performance of this Agreement; (b) the claims Georgia Power is agreeing to release herein have not been assigned, granted, transferred, alienated, pledged or encumbered, in whole or in part, nor have any contemplated counterclaims related to the Litigation, and no other person or entity retains any right, title or interest in any of the disputed matters in the Litigation other than the Parties to this Agreement; (c) the execution, delivery and performance by Georgia Power of this Agreement (i) have been duly and effectively authorized by all requisite corporate action and (ii) do not and will not contravene the organizational documents of Georgia Power or any applicable law or agreement binding on or affecting Georgia Power or its properties; and (d) subject to limitations and conditions set forth in Section 2.4, this Agreement constitutes the legal, valid, and binding obligation of Georgia Power, enforceable against Georgia Power in accordance with its terms. 3.2 Representations and Warranties of Oglethorpe. Oglethorpe hereby represents and warrants to Georgia Power that (a) no court approval or other consent by any other person or entity, except those already obtained, is required to authorize its entry into and performance of this Agreement; (b) the claims Oglethorpe is agreeing to release herein have not been assigned, granted,

-7- transferred, alienated, pledged or encumbered, in whole or in part, nor have any contemplated counterclaims related to the Litigation, and no other person or entity retains any right, title or interest in any of the disputed matters in the Litigation other than the Parties to this Agreement; (c) the execution, delivery and performance by Oglethorpe of this Agreement (i) have been duly and effectively authorized by all requisite corporate action and (ii) do not and will not contravene the organizational documents of Oglethorpe or any applicable law or agreement binding on or affecting Oglethorpe or its properties; and (d) subject to limitations and conditions set forth in Section 2.4, this Agreement constitutes the legal, valid and binding obligation of Oglethorpe, enforceable against Oglethorpe in accordance with its terms. 3.3 Costs and Attorneys’ Fees. The Parties will each bear their own costs, expenses, and attorney’s fees incurred in their prior dealings, the Litigation, and the preparation of this Agreement. 3.4 Choice of Law and Forum. This Agreement will be construed and interpreted in accordance with the laws of the State of Georgia, without regard to choice-of-law rules. Any action or other litigation arising out of or related to this Agreement must be pursued in or transferred to the Metro Atlanta Business Case Division of the Superior Court of Fulton County, Georgia (the “Business Case Division”), or, if the Business Case Division lacks or declines jurisdiction, in the state or federal courts in and for Fulton County, Georgia. The Parties consent to the exclusive jurisdiction and venue of those courts and will not oppose any motions to transfer any action or other litigation arising out of or related to this Agreement to the Business Case Division, and the Parties hereby waive any defense or defenses to the jurisdiction and venue set forth herein. 3.5 Injunctive Relief. It is expressly agreed that either Party would suffer irreparable harm from a breach by the other Party of any of its covenants and agreements contained in this Agreement (including, without limitation, the Billing Covenants), and that remedies other than injunctive relief cannot fully compensate either Party for any such a breach. Therefore, without limiting the rights of either Party to pursue all other legal and equitable remedies available for breach of the covenants and agreements contained herein, in the event of an actual or threatened breach by the other Party of any such covenant or agreement, each Party shall be entitled to temporary, preliminary and permanent injunctive or other relief in order to enforce or prevent any such breach or continuing breach thereof without necessity of posting bond or other security, such requirements being expressly waived by the Parties. The Parties hereby covenant and agree not to raise the defense of an adequate remedy at law or lack of irreparable harm in any proceedings for the enforcement of such covenants and agreements. 3.6 No Admissions or Presumptions. Nothing in this Agreement is or may be construed as an admission of liability or wrongdoing by any Party. This Agreement is subject to Federal Rule of Evidence 408 and any state-law analogues (including O.C.G.A. § 24-4-408). If a dispute arises about the meaning, construction, or interpretation of this Agreement, no presumption will apply to construe the language of this Agreement for or against either Party. 3.7 Entire Agreement; No Oral Modification. This Agreement contains the entire agreement between the Parties with respect to the settlement of the Litigation and the claims released herein and supersedes all other oral or written agreements and understandings between the Parties with respect to the same. This Agreement may not be altered, amended, modified,

-8- waived, or otherwise changed in any respect except in a writing duly executed by authorized representatives of the Parties. The Parties will make no claim at any time or place that this Agreement has been orally modified or supplemented in any respect. 3.8 Successors and Assigns. This Agreement will bind and inure to the benefit of the Parties’ successors and assigns. 3.9 Knowing and Voluntary Agreement. The Parties have read this Agreement, have been represented by and have had the opportunity to consult with their respective legal counsel about the Agreement, and are signing it voluntarily. The Parties understand that the Agreement contains a waiver of claims and legal rights that they might otherwise have. 3.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, and all of which together will constitute one and the same instrument, regardless of whether all the Parties are signatories to the same counterpart. Signatures transmitted by facsimile or email will be deemed originals. 3.11 Headings. The headings of this Agreement are for convenience or reference only, and shall not limit, expand, modify, or otherwise affect the meaning of any provision of this Agreement. [Signatures begin on following page.]

[Appendix A to Settlement Agreement] 49268047.16 Appendix A (Section 2.1) Cost-Sharing Payment Calculation Total Cost Sharing Bands Owed: $ 99,000,000 OPC Financing Costs: $ 5,000,000 $ 104,000,000 Received to Date (through August 2023): $ (37,514,383)* Net Total Due: $ 66,485,617 * Reference: Previous Cost Sharing Credits from GPC to OPC Monthly Cumulative Feb-23 $ 1,025,560.95 $ 1,025,560.95 Mar-23 $ 8,248,032.37 $ 9,273,593.32 Apr-23 $ 6,220,292.57 $ 15,493,885.89 May-23 $ 5,982,296.62 $ 21,476,182.51 Jun-23 $ 6,450,618.67 $ 27,926,801.18 Jul-23 $ 4,353,827.96 $ 32,280,629.14 Aug-23 $ 5,233,753.62 $ 37,514,382.76

[Appendix B to Settlement Agreement] 49268047.16 Appendix B Section 2.2 Increased Pro Rata Share – Illustrative Calculations 100% OPC 30% Share Projections at Project Completion Current Construction Project Budget: $ 20,953,000,000 $ 6,285,900,000 Increased Share Threshold: $ 19,204,000,000 $ 5,761,200,000 Expected Construction Costs Above Threshold: $ 1,749,000,000 $ 524,700,000 (A) Expected Contribution by OPC $ (178,398,000) = A * 34% Expected GPC Contribution $ 346,302,000 = A * 66% (C) 100% OPC 30% Share Project to Date Actuals (through August 2023):* Project to Date Actuals (1): $ 20,422,000,000 $ 6,126,600,000 Construction Costs Above Threshold: $ 1,218,000,000 $ 365,400,000 (B) OPC Contribution $ (124,236,000) = B * 34% GPC Contribution at Signing $ 241,164,000 = B * 66% (D) Net Anticipated Remaining Amount Due from Georgia Power $ 105,138,000 = C-D * Project to Date Actuals from September 27, 2023 Vogtle 3-4 Project Management Board Meeting p. 17. Rounded to the nearest millions of dollars.